UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2008

RSC Holdings Inc.
RSC Equipment Rental, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33485	22-1669012
Arizona	333-144625	86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6929 E. Greenway Parkway, Suite 200 Scottsdale, Arizona	85254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 905-3300

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director
On May 19, 2008, the Board of Directors of RSC Holdings Inc. issued a press release announcing that it has elected Pierre E. Leroy as an independent director and member of its audit committee.

Mr. Leroy, 59, most recently served as President of the Worldwide Construction & Forestry Division and the Worldwide Parts Division for Deere & Company, retiring after 29 years of service, including 20 years as an officer of the company. While at Deere, he held positions as Treasurer, Chief Financial Officer, and President of the John Deere Power Systems Division.

Mr. Leroy currently serves on the Boards of Directors of Capital One Financial Corporation, Fortune Brands and ACCO Brands.

There is no arrangement or understanding between Mr. Leroy and any other person pursuant to which Mr. Leroy was selected as a director of the Company. Mr. Leroy was also simultaneously elected to the Board of Directors of the Company’s wholly owned operating subsidiary, RSC Equipment Rental, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSC Holdings Inc.
RSC Equipment Rental, Inc.

	By:	/s/ Kevin J. Groman

Dated: May 19, 2008		Kevin J. Groman
Senior Vice President, General Counsel, and Corporate Secretary